EXHIBIT 99

                          PRESS RELEASE

                       PENNFIRST BANCORP, INC.

                        600 Lawrence Avenue
                 Ellwood City, Pennsylvania  16117
                           412/758-5584

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                          PRESS RELEASE
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RELEASE DATE:                         CONTACT:
------------                          -------
June 18, 1997                         Frank D. Marz
                                      Senior Vice President
                                      of Operations and Secretary
                                      (412) 758-5584


         PENNFIRST BANCORP, INC. ANNOUNCES CASH DIVIDEND

        PennFirst Bancorp, Inc. announced today that its Board of Directors at its meeting on June 17, 1997 declared a quarterly cash dividend of $.09 on the Common Stock of PennFirst Bancorp, Inc. payable on July 25, 1997 to the stockholders of record at the close of business on June 30, 1997.

        PennFirst Bancorp, Inc. is the parent Holding Company of ESB Bank, F.S.B. and Troy Hill Federal Savings Bank.

        In announcing the scheduled cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, noted the Company's favorable results of operations for the three months ended March 31, 1997. The Company recognized net income for the three month period ended March 31, 1997 of $1.1 million or $.29 per share. This announcement reflects the Company's policy of declaring a regular quarterly cash divedend of $.09 per share, which represents the twenty-eighth consecutive quarter of declaring such a dividend. This quarterly cash dividend equates to an annual cash dividend of $.36 per share.


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